Exhibit 10.3

TWO RIVER COMMUNITY BANK Supplemental Executive Retirement Agreements

 THIRD AMENDMENT
TO THE
TWO RIVER COMMUNITY BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
DATED JANUARY 1, 2005
FOR
WILLIAM D. MOSS

THIS THIRD AMENDMENT is adopted on and as of this 19th day of January, 2012 by and between Two River Community Bank (the “Bank”), a New Jersey chartered bank the principal address of which is 1250 Highway 35 South, 07748 Middletown, New Jersey, and William D. Moss (the “Executive”).

The undersigned, in consideration of their respective promises and undertakings, which are acknowledged to be adequate, hereby amend the Two River Community Bank Supplemental Executive Retirement Agreement as follows:

Section 2.1.1 is amended by deleting “Fifty Thousand Dollars ($50,000)” and inserting in its stead “One Hundred Thousand Dollars ($100,000)”.

Schedule A shall be deleted in its entirety and replaced by the Schedule A attached hereto.

IN WITNESS WHEREOF, the Bank and the Executive, intending to be legally bound, hereby execute and deliver this Third Amendment.

EXECUTIVE:	TWO RIVER COMMUNITY BANK

/s/ William D. Moss	By /s/ Nicole Nielsen

William D. Moss	Nicole Nielsen
Title Vice President H.R. Manager

Supplemental Executive Retirement Plan	Plan Year Reporting
Schedule A

William Moss

Birth Date: 5/2/1957
Normal Retirement: 5/2/2022, Age 65
		Early Termination	Disability	Change in Control	Pre-retire.
					Death Benefit
		Annual Benefit2	Annual Benefit2	Annual Benefit2
		Amount Payable at	Amount Payable at	Amount Payable at	Lump Sum
		Separation from Service	Normal Retirement Age	Separation from Service	Benefit
		Based On	Based On	Based On	Based On
Values	Age	Account Value	Account Value	Account Value	Account Value
	(1)	(2)	(3)	(4)	(5)
Nov 2011 1	54	13,504	26,816	66,028	635,073
Dec 2011	54	14,457	28,401	66,461	639,238
Dec 2012	55	20,396	37,554	69,120	664,807
Dec 2013	56	26,734	46,133	71,885	691,400
Dec 2014	57	33,496	54,174	74,760	719,056
Dec 2015	58	40,710	61,710	77,750	747,818
Dec 2016	59	48,408	68,772	80,860	777,731
Dec 2017	60	56,622	75,392	84,095	808,840
Dec 2018	61	65,385	81,596	87,459	841,193
Dec 2019	62	74,736	87,410	90,957	874,841
Dec 2020	63	84,712	92,860	94,595	909,835
Dec 2021	64	95,357	97,968	98,379	946,228
May 2022	65	100,000	100,000	100,000	961,819

1   The first line reflects just the initial values as of November 1, 2011.
2   The annual benefit amount will be distributed in 12 equal monthly payments for a total of 180 monthly payments.
*  IF THERE ISA CONFLICT IN ANY TERMS OR PROVISIONS BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL.  IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENFIT AMOUNT BASED ON THE DATE OF THE EVENT.